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                                                                  Exhibit 23.3

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Ohrlings
Coopers
& Lybrand

CONSENT OF INDEPENDENT AUDITORS

I consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 23, 1996 on our audit of the financial statements of Storebro Machine AB. I also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".


/s/ Mats Landen
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Mats Landen
Authorized Public Accountant

February 14, 1997